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                                                                   EXHIBIT 10.27

                                 PROMISSORY NOTE




$650,000                                                       August 12, 1996


         For value received, the undersigned, Simula, Inc., an Arizona corporation ("Maker") promises to pay to the order of Stanley P. Desjardins ("Lender"), at the office of Maker in Phoenix, Arizona, the sum of Six Hundred Fifty Thousand Dollars ($650,000).

         This Note is due and payable in full together with any interest thereon on November 10, 1996 ("Maturity Date").

         1. INTEREST. This Note shall bear, and Maker shall be required to pay, interest ("Interest") at a per annum rate of eight and three-quarter percent ("8 -3/4%"). Interest shall be paid on the first day of each month commencing the first day of the next month following the date of funding.

         2. DEFAULT. The following provisions shall apply upon failure of the Maker to perform its obligations under this Note.

                  (a) Event of Default. Any of the following events shall constitute an "Event of Default" hereunder:

                           (i) Nonpayment of interest upon notice of failure to pay within ten (10) days of notice from Lender; or

                           (ii) Failure to pay the full principal amount due on the Maturity Date.

                  (b) Acceleration. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note), at the option of the Lender, all sums evidenced hereby, including all principal, Interest, fees and all other amounts due hereunder shall become immediately due and payable.

                  (c) No Waiver. Failure of the Lender to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default, or in the event of continuance of any existing default after demand or performance thereof.

                  (d) Default Penalty. A Default Penalty will accrue at the rate of $1,000 per month or portion thereof upon the occurrence of any Event of Default and during any month or portion thereof that an Event of Default is continuing.

         3. SUBORDINATED INDEBTEDNESS. This Note shall be deemed to be subordinated indebtedness of the Maker with respect to:

                           (i) All Senior Indebtedness of Maker. Senior
         Indebtedness shall mean any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred), unless such Indebtedness is pari passu with or contractually subordinate or junior in right of payment to the Notes, except Indebtedness to any Affiliate of the Company which shall be junior and subordinate to the Notes, and except Indebtedness evidenced by any series of Notes authorized to be issued hereunder in addition to and on parity with the Initial Notes.; and

                           (ii) All Senior Subordinated Notes of the Company issued under that certain Indenture dated December 17, 1993, as it may be supplemented from time to time to create new series of Senior Subordinated Notes.


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         4. BINDING EFFECT. This Note shall be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and permitted assigns.

         5. MISCELLANEOUS. Except as otherwise provided herein, the Maker waives demand, diligence, presentment for payment and protest, notice of extension, dishonor, maturity and protest.

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.


                                  SIMULA, INC.



                                  By  /s/  SEAN K. NOLEN
                                     ---------------------------------
                                  Its  C.F.O.
                                     ---------------------------------


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